SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8 - K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                 April 18, 1997



                                 FFW CORPORATION
             (Exact name of Registrant as specified in its Charter)



        Delaware                        0 - 21170               35 - 1875502
--------------------------------------------------------------------------------
(State or other jurisdiction     (Commission File No.)         (IRS Employer
of incorporation)                                         Identification Number)



   1205 N. Cass Street, Wabash, Indiana                         46992 - 1027
--------------------------------------------------------------------------------
 (Address of principal executive offices)                        (Zip Code)



      Registrant's telephone number, including area code: (219) 563 - 3185



                                       N/A
          (Former name or former address, if changed since last report)

Item 5.   Other Events

          On April 18, 1997, the Registrant issued the attached press release.

Item 7.   Financial Statements and Exhibits

          (a)     Exhibits

                  1.    Press release, dated April 18, 1997.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      FFW CORPORATION

Date:  May 6, 1997                                    By:\s\ Nicholas M. George
                                                      ----------------------
                                                         Nicholas M. George
                                                         President and Chief
                                                         Executive Officer

                                                    Date: April 18, 1997

                                                    Contact: Nicholas M. George,
                                                             President
                                                             (219) 563-3185

PRESS RELEASE                                              FOR IMMEDIATE RELEASE

         FFW CORPORATION ANNOUNCES A 19% INCREASE IN EARNINGS PER SHARE
                      FOR THE QUARTER ENDED MARCH 31, 1997

         Wabash, IN--FFW Corporation (NASDAQ: FFWC) holding company for First Federal Savings Bank of Wabash, Indiana, announced today operating results for the quarter ended March 31, 1997. Net income for the quarter ended March 31, 1997, was $447,000 or $ .63 per share compared to $394,000 or $ .53 per share for the quarter ended March 31, 1996. This equates to an increase of 13.5% and 19%, respectively, in net income and primary earnings per share.

         Nicholas M. George, President of FFW Corporation, credited the quarter's earnings to a continued growth in the bank's mortgage and consumer loan portfolio's. Net interest income, the difference between interest income and interest expense paid, increased $161,000. The increase of $84,000 in non-interest expense over the prior year, was due to increased staffing, and initial cost related to our the purchase of deposit liabilities and certain assets associated with the branch of NBD Bank, N.A. in South Whitely, Indiana. This acquisition is anticipated to close prior to our fiscal year end, which is June 30, 1997, pending final regulatory approval.

         Net income for the nine months ended March 31, 1997 was $953,000 or $1.36 per share, compared to $1.2 million or $ 1.53 per share for the nine months ended March 31, 1996. Mr. George, attributed the reduced earnings to the one time assessment of $337,800 net of tax for the SAIF insurance fund. This assessment, which was paid by all thrifts and many banks, would have resulted in net income of $1.3 million or $ 1.84 per share had the assessment not been paid.

         FFW Corporation's total assets for the nine months ended March 31, 1997 increased by $8.0 million to a total of $158.4 million a 5.3% increase. Net loans receivable for the nine months ended March 31, 1997 increased by $9.3 million to total of $109.9 million a 9.3% increase.

         First Federal Savings Bank operates full-service offices in Wabash, North Manchester, and Syracuse that offer a variety of loan and deposit products. Investment services such as purchases of stocks, mutual funds and insurance products are offered through an affiliated company, FirstFed Financial Incorporated.
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
FFW Corporation                                                   April 18, 1997

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION



                                                              (Unaudited)
Selected Balance Sheet Data:                           3/31/97           6/30/96
                                                      --------          --------
                                                            (In Thousands)
Total Assets ...............................          $158,441          $150,467
Loans Receivable Net .......................           109,850           100,529
Loans Held for Sale ........................                 0               423
Securities Available for Sale ..............            42,083            40,566
Deposits ...................................            98,211            92,490
Borrowings .................................            43,225            41,800
Stockholders' Equity .......................            15,854            15,458

                                                                              (Unaudited)                   (Unaudited)
                                                                          Three Months Ended              Nine months Ended
Selected Operating Data:                                                3/31/97        3/31/96        3/31/97         3/31/96
                                                                        --------       --------       --------        --------
                                                                                           (In Thousands)
Total Interest Income ............................................      $  3,075       $  2,826       $  9,027        $  8,271
Total Interest Expense ...........................................         1,799          1,711          5,360           5,067
                                                                        --------       --------       --------        --------
  Net Interest Income ............................................      $  1,276       $  1,115       $  3,667        $  3,204
Provision for Loan Losses ........................................            35             36             70              48
                                                                        --------       --------       --------        --------
  Net Interest Income After Provision for Loan Losses ............      $  1,241       $  1,079       $  3,597        $  3,156
Gain on Sales of Interest Earning Assets .........................             7             28             37             127
Net Unrealized Losses on Loans Held for Sale .....................             0              0              0               0
Other Non-Interest Income ........................................           150            114            438             349
Other Non-Interest Expenses ......................................          (730)          (637)        (2,729)         (1,911)
                                                                        --------       --------       --------        --------
  Income Before Income Taxes .....................................      $    668              $       $  1,343        $  1,721
Income Tax Expense ...............................................           221            190            390             565
                                                                        --------       --------       --------        --------
  Net Income .....................................................      $    447       $    394       $    953        $  1,156
                                                                        ========       ========       ========        ========

 Earnings Per Common & Common Equivalent Shares
Primary ..........................................................      $    .63       $    .53       $   1.36**      $   1.53
Fully Diluted ....................................................      $    .63       $    .53       $   1.35**      $   1.53
Dividend Paid Per Share ..........................................      $    .15       $    .12       $    .45        $    .36
Average Shares Outstanding .......................................       696,132        747,250        701,111         765,615

 Supplemental Data :
Interest Rate Spread .............................................          2.74%          2.54%          2.67%           2.46%
Return on Average Assets*** ......................................          1.13%          1.07%           .82%           1.08%
Return on Average Equity*** ......................................         11.12%          9.68%          8.07%           9.63%
*Reduced by SAIF assessment net of tax of $337,800
**Earnings per Share reduced by SAIF assessment net of tax of $.48
***Annualized